UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 7, 2017

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 7, 2017, Invacare Corporation (the “Company”) entered into a Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement Amendment”), by and among the Company, certain of the Company’s direct and indirect domestic, Canadian and European subsidiaries, the lenders party thereto, PNC Bank, National Association, as the agent for the lenders, and J.P. Morgan Europe Limited, as the European agent for the lenders, which amends the Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015 and amended as of February 16, 2016, May 3, 2016, September 30, 2016 and November 30, 2016 (as so amended, the “Credit Agreement”).

The Credit Agreement Amendment provides for, among other things:

•	the amendment of the negative covenant regarding indebtedness to permit the issuance of the notes described under Item 7.01 of this Current Report on Form 8-K (the “2022 Notes”);

•
the amendment of various negative covenants to (i) permit the convertible bond hedge and warrant transactions to be entered into by the Company in connection with the issuance of the 2022 Notes and (ii) increase the investment amounts permitted with respect to the convertible bond hedge and warrant transactions entered into by the Company in connection with its issuance of convertible notes in 2016; and

•
the amendment of the mandatory prepayment provision to eliminate the prepayment requirement that would otherwise be required upon the receipt of proceeds from the issuance of the 2022 Notes and the related sale of warrants and the negative covenant regarding dividends to permit the issuance of certain equity interests, payment of interest on the 2022 Notes and certain payments to be made upon conversion of the 2022 Notes, as well as upon the exercise, settlement or termination of the related convertible bond hedge and warrant transactions, so long as the Company is not, and would not after giving pro-forma effect to any such transaction be, in default under the Credit Agreement and has had adequate undrawn availability under its North American-based credit facility for the period required under the Credit Agreement.

The foregoing description of the Credit Agreement Amendment is a summary and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 7.01.    Regulation FD Disclosure.

On June 7, 2017, the Company issued a press release announcing that it intends to privately offer, subject to market and other conditions, $100 million aggregate principal amount of convertible senior notes due 2022. The Company also expects to grant the initial purchaser of the 2022 Notes an option to purchase up to an additional $15 million aggregate principal amount of 2022 Notes. In connection with the offering of the 2022 Notes, the Company expects to enter into privately negotiated convertible note hedge and warrant transactions with the initial purchaser.

The offering of the 2022 Notes is not being registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction. The 2022 Notes may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the 2022 Notes, nor shall there be any offer or sale of 2022 Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.    Other Events.

The Company is filing the risk factors attached to this Current Report on Form 8-K as Exhibit 99.2 to update and supersede the risk factors contained in its periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, including those under the heading “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 10, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 7, 2017, by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as agent for the lenders, and J.P. Morgan Europe Limited, as European agent for the lenders.

99.1	Press Release, dated June 7, 2017.

99.2	Risk Factors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: June 7, 2017	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1
Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 7, 2017, by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as agent for the lenders, and J.P. Morgan Europe Limited, as European agent for the lenders.

99.1	Press Release, dated June 7, 2017.

99.2	Risk Factors.